CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

We hereby consent to the incorporation by reference in this Registration Statement on Form S-3 of our report, dated March 16, 1999, of the Annual Report on Form 10-KSB of ModaCAD, Inc. for the year ended December 31, 1998. We also consent to the reference to our Firm under the caption "Experts" in the aforementioned Registration Statement.



SINGER LEWAK GREENBAUM & GOLDSTEIN LLP

Los Angeles, California
April 15, 1999

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